UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2016

GLOBUS MEDICAL, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403
(Address of principal executive offices) (Zip Code)
(610) 930-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2016, Globus Medical Ireland, Ltd. (“Globus Ireland”), a private limited company existing under the law of Ireland and a wholly-owned subsidiary of Globus Medical, Inc., a Delaware corporation (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Alphatec Holdings, Inc., a Delaware corporation (“Alphatec”), pursuant to which Globus Ireland will purchase and acquire from Alphatec certain assets and subsidiaries of Alphatec relating to Alphatec’s international business in Asia, Europe and the Americas. Pursuant to the Purchase Agreement, Globus Ireland will purchase and acquire from Alphatec (i) substantially all of the assets and certain liabilities of Alphatec’s subsidiaries in the United Kingdom, Italy, the Netherlands, France, Germany and Hong Kong and (ii) all of the outstanding equity interests of Alphatec’s subsidiaries in Japan, Brazil, China, Singapore and Australia (the “Acquisition”). The aggregate consideration for the transaction is approximately $80 million in cash, subject to customary adjustment after closing for certain working capital items as provided in the Purchase Agreement.
Pursuant to the Purchase Agreement, at the closing of the Acquisition, the Company will enter into a credit agreement with Alphatec, pursuant to which the Company make available to Alphatec a senior secured term loan facility in an amount not to exceed $30 million. The credit agreement will contain customary financial and operational covenants and provide the Company with a security interest in all of the assets of Alphatec. The credit agreement will have a scheduled maturity date five years from the closing of the Acquisition. In addition, at the closing of the Acquisition, Globus Ireland will enter into a Supply Agreement with Alphatec, pursuant to which Alphatec will supply products to Globus Ireland and its newly-acquired subsidiaries for up to five years after the closing of the Acquisition.
The Purchase Agreement contains customary representations and warranties and covenants, including customary indemnification provisions. Consummation of the Acquisition is subject to customary closing conditions. There can be no assurance that these closing conditions will be satisfied. The Acquisition is expected to close by October 2016.
The foregoing description of the Acquisition and the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is being filed herewith as Exhibit 2.1 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On July 26, 2016, the Company issued a press release announcing the entry into the Purchase Agreement and the Acquisition, a copy of which is attached as Exhibit 99.1 hereto.
In accordance with general instruction B.2 to Form 8-K, the information included in this Item 7.01, and the exhibits attached hereto, shall be deemed to be “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of July 25, 2016, by and among Globus Medical Ireland, Ltd., and Alphatec Holdings, Inc. *
99.1	Press Release dated July 26, 2016

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	July 26, 2016	/s/ DANIEL T. SCAVILLA

Daniel T. Scavilla
Senior Vice President,
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of July 25, 2016, by and among Globus Medical Ireland, Ltd., and Alphatec Holdings, Inc. *
99.1	Press Release dated July 26, 2016

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Commission upon request.